UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 30, 2017

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Quotient Technology Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Logue Avenue
Mountain View, California 94043
(Address of principal executive offices) (Zip code)

(650) 605-4600
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ⊠

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⊠

Item 2.02.   Results of Operations and Financial Condition.

On November 1, 2017, Quotient Technology Inc. (the “Company”), issued a press release regarding financial results for the third quarter ended September 30, 2017. The press release is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

d) Election of new directors

On October 30, 2017, the Company’s Board of Directors (the “Board”) appointed Ms. Michelle McKenna-Doyle to serve as a member of the Board effective immediately. The Board expanded its size to nine members and appointed Ms. McKenna-Doyle to fill the newly created seat.  Ms. McKenna-Doyle will serve as a Class II director, with a term expiring at the Company’s 2019 annual meeting of stockholders. Ms. McKenna-Doyle has also been appointed to the Audit Committee and Nominating and Corporate Governance Committee of the Board.  The Board has determined that Ms. McKenna-Doyle is an independent director under the applicable requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended.

Since September 2012, Ms. McKenna-Doyle has served as Senior Vice President and Chief Information Officer of the National Football League (the “NFL”). She is executive sponsor of the NFL WIN – Women’s Network, and was recently awarded a Game Changer Award by Sports Business Journal. Prior to joining the NFL, Ms. McKenna-Doyle served as Senior Vice President and Chief Information Officer at Constellation Energy Group, Inc., where she implemented major technology strategic initiatives and led the company’s integration with Exelon Corporation upon the firm’s merger. Since March 2015, Ms. McKenna-Doyle has served on the board of directors of RingCentral, Inc., a leading provider of global enterprise cloud communications and collaboration solutions, and she has also served on the board of directors of comScore, Inc., a leading cross-platform measurement company, since October 2017.  From April 2015 to August 2017, Ms. McKenna-Doyle served on the board of directors of Insperity, Inc., a professional employer organization. Ms. McKenna-Doyle was formerly licensed as a certified public accountant in the State of Georgia.

In connection with her service as a director and consistent with the Company’s director compensation policy (the “Director Compensation Policy”) in effect on the date of her appointment, Ms. McKenna-Doyle will receive the Company’s standard non-employee director cash and equity compensation, including an initial award of restricted stock units with the number of restricted stock units equal to $250,000 divided by the closing price of the Company’s stock on the date of grant.  Starting on the date of the Company’s 2018 annual meeting of stockholders and subject to her continued service on the date of grant, Ms. McKenna-Doyle will also receive an annual equity award consistent with the terms of the Director Compensation Policy, as then in effect.  Ms. McKenna-Doyle will receive a $30,000 annual retainer for her service as a director and an additional annual payment of $7,500 as a member of the Audit Committee and $2,500 as a member of the Nominating and Corporate Governance Committee, both to be paid in quarterly installments for the immediately preceding fiscal quarter and pro-rated for the first fiscal quarter during which she serves as a director based on the number of days served after the effective date of her appointment.

In connection with her appointment, Ms. McKenna-Doyle and the Company will enter into the Company’s standard form of director indemnity agreement (the “Indemnity Agreement”). In addition to the indemnification required in the Company’s amended and restated certificate of incorporation and amended and restated bylaws, the Indemnity Agreement generally provides for the indemnification of Ms. McKenna-Doyle for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against her by reason of the fact that she is or was serving in such capacity, to the extent indemnifiable under the law. The foregoing description is qualified in its entirety by the full text of the form of Indemnity Agreement, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on February 14, 2014 and which exhibit is incorporated by reference herein.

There are no arrangements or understandings between Ms. McKenna-Doyle and any other persons pursuant to which Ms. McKenna-Doyle was elected as a director. In addition, Ms. McKenna-Doyle has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K. On November 1, 2017, the Company issued a press release regarding the appointment of Ms. McKenna-Doyle. The press release is furnished herewith as Exhibit 99.1.

Item 7.01.   Regulation FD Disclosure.

The Company issued a press release, dated November 1, 2017, regarding the financial results, among other things. The press release is furnished herewith as Exhibit 99.1.

The information set forth under Item 2.02 and in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, issued by Quotient Technology Inc. on November 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT TECHNOLOGY INC.

	By:	/s/ Connie Chen
Connie Chen
General Counsel, Compliance Officer &
Secretary

Dated: November 1, 2017